United States
Securities and Exchange Commission
Washington, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2014

VR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
1615 Chester Road, Chester, Maryland (principal executive offices)	21619 (Zip Code)

(443) 519-0129
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2014, Harry J. Conn, due to personal reasons and the press of other matters, resigned as a director of the registrant. There were no disagreements between Mr. Conn and the registrant. Although, our board of directors has adopted charters for various committees, none of the committees has been organized. However, our complete board does serve as an audit committee. Other than as a result of his board membership and serving on the audit committee of the registrant, Mr. Conn did not serve on any committee of our board of directors.

The registrant has furnished to Mr. Conn a copy of this Form 8-K before its filing. Mr. Conn has been afforded an opportunity to state whether or not he agrees or disagrees with the statements contained herein. Mr. Conn has stated that he agrees with the statements contained in this Form 8-K. An executed copy of Mr. Conn’s resignation letter is attached to this Form 8-K as an exhibit.

Likewise, on January 6, 2014, our board of directors elected Matthew A. Lapides to be president, chief executive officer and a director of the registrant. Mr. Lapides replaces John E. Baker as president of the registrant. Mr. Baker will continue as chairman of the board, chief financial officer, principal accounting officer, and assistant secretary of the registrant.

The registrant and Mr. Lapides have not entered into any material plan, contract or arrangement (whether or not written) to which Mr. Lapides is a party or in which he participates. Moreover, there has been no material amendment in connection with any triggering event or any grant or award to Mr. Lapides or modification thereto, under any such plan, contract or arrangement in connection with any such event.

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. Officers are elected annually by the directors. There are no family relationships among our directors and officers. However, the family of Mr. Lapides is the owner of Deohge Corp., a Maryland corporation, the controlling stockholder of the registrant, whose executive officer and director is Pamela Lapides, the step-mother of Mr. Lapides. There are no arrangements or understandings between Mr. Lapides and any other person pursuant to which he was or is to be selected as an officer or director of the registrant.

There has not been, in the past or since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, between Mr. Lapides and the registrant and the amount involved exceeded $120,000, and in which Mr. Lapides had or will have a direct or indirect material interest. As of the date of this Form 8-K, the registrant and Mr. Lapides have not executed any compensation arrangement as a result of Mr. Lapides’ service as an officer and director of the registrant.

As stated above, our board of directors has adopted charters for various committees, none of the committees has been organized. However, our complete board does serve as an audit committee. As a result of Mr. Lapides being a member of the board of directors of the registrant, he will serve on the audit committee of the registrant.

A description of the business experience for Mr. Lapides is set forth below.

Matthew A. Lapides, age 44, was elected an officer and director of the registrant on January 6, 2014. Mr. Lapides has been an entrepreneur for nearly 25 years, with the most recent 15 years in the financial services industry. He has been involved in establishing and/or operating a range of businesses and has gained a unique expertise in resolving complex issues, reversing business trends, building a corporate culture and maximizing business and shareholder profitability. Most recently, Mr. Lapides was a founding member of an SEC Registered Investment Adviser (RIA)and engaged in providing a wide range of platform services to independent investment advisors. The platform solutions were typically composed of; arranging of client custody and clearing solutions, operational services, business technology and the state and federal compliance/regulatory infrastructure required for

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successful financial advisors to effectively launch and maintain a compliant practice. Mr. Lapides also personally provides continuous and ongoing financial advice to a select group of families as well as small to mid size businesses

Prior to his work in the RIA space, Mr. Lapides served on the Executive Team of a Private Bank and was the Managing Director of the institution’s multiple locations Wealth Management Division. The private bank was acquired by a publicly-traded company, Boston Private Financial Holdings (Ticker: BPFH). During his tenure, Mr. Lapides was responsible for strategic direction of the division and corporate communications with the parent.

From September 1998 to January 2009, Mr. Lapides was employed by Merrill Lynch Pierce Fenner & Smith where he served in both production and leadership roles over 11+ years. Mr. Lapides provided investment advice to families, small and mid size businesses and foundations and was also involved in middle market transactions. He was ultimately selected by the firm’s leadership team to become the Director of one of the firm’s largest offices. Mr. Lapides was responsible for all aspects of the operation with little supervision.

From April 1994 to September 1998, Mr. Lapides was employed by Joyride, Inc., a company he founded to engaged in manufacturing bicycles and sporting goods produced in Taiwan and distributed throughout hubs in the United States, Japan, Australia and Europe. The business was also engaged in establishing joint ventures between U.S. and Chinese businesses in a variety of industries. The business was successfully sold in 1998.

From May 1991 to March 1994, Mr. Lapides was employed by Transcolor Corporation, in Garden Grove, California, the nation’s largest apparel screen printer. He initially served in a sales and marketing capacity and ultimately served as President.

Mr. Lapides currently maintains his FINRA Series 7, 66, 9, 10, 23, Life Health and VA licenses and CFP® designation. Mr. Lapides earned a Bachelors of Science in Business and Economics in May 1991 from Lehigh University and became a College of Financial Planning certificant in July 2005.

Item 8.01. Other Events.

On January 5, 2014, a Letter of Intent was executed by VR Holdings, Inc., a Delaware corporation (“VR Holdings”) and China MPP Ventures, LLC, a Maryland limited liability company (“CMPP”) whereby VR Holdings is interested in exploring the possibility of acquiring all of the outstanding ownership interests (the “Acquisition”) of Enelco Environmental Technologies Co., Ltd (EETC). and EETC USA, LLC (collectively referred to as “EETC”) from CMPP on terms that would be mutually agreeable. EETC is primarily engaged in business of air pollution control and utilizes a process to acquire proven technology, develop the technology to meet specialized needs, localize the procurement and manufacturing process, and commercialize the products. As a result, EETC is involved in air pollution control business in China, manufactures and sells equipment to multinational corporations and provides procurement services for technical products to small and medium sized enterprises.

In that regard, VR Holdings and CMPP wish to commence negotiating a definitive written agreement providing for the Acquisition (the “Definitive Agreement”). To facilitate the negotiation of the Definitive Agreement, the parties request that VR Holdings’ counsel prepare an initial draft. The execution of the Definitive Agreement would be subject to the satisfactory completion of the ongoing investigation by VR Holdings and CMPP of their respective businesses, approval by their respective boards of directors, and the approval of the Acquisition by the stockholders of VR Holdings and owners of CMPP.

Based upon the information currently known to VR Holdings, it is proposed that the Definitive Agreement include the following terms:

1. Basic Transaction. VR Holdings proposes to acquire all of the outstanding ownership interests of EETC by means of the Acquisition between CMPP and a wholly-owned subsidiary of VR Holdings whereby CMPP would receive in exchange for 48,000,000 shares of the common stock of VR Holdings (the “VR Holdings Common Stock”) so that following the closing of the Acquisition (the “Closing”) VR Holdings would own all of the issued

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and outstanding ownership interests of EETC. It is understood that the VR Holdings Common Stock to be received by CMPP in the Acquisition would, upon their issuance, be restricted pursuant to the Securities Act of 1933, as amended.

2. Other Terms. VR Holdings and CMPP would make comprehensive representations and warranties to each other and would provide comprehensive covenants, indemnities and other protections for the benefit of the parties and their respective stockholders and owners. The consummation of the Acquisition by the parties would be subject to the satisfaction of various financial and organizational conditions including:

(a) An evaluation by each of the parties that the value of each of VR Holdings and CMPP on the date of the Closing (the “Closing Date”) is such that the Acquisition is in the best interests of the stockholders of VR Holdings and the owners of CMPP on the Closing Date.

(b) The receipt by VR Holdings of certain funding required for operational needs within specific time frames.

(c) Following the Closing, the Board of Directors of VR Holdings shall consist of John E. Baker, Michael H. Zhu, and Matthew A. Lapides, until the next annual meeting or until such time as their successors have been elected and qualified. Promptly after the Closing, VR Holdings shall cause the necessary resolutions to be adopted to implement the requirements of this subparagraph.

(d) Following the Closing, the officers of VR Holdings shall be Michael H. Zhu, Chairman of the Board, Matthew A. Lapides, President and Chief Executive Officer, and John E. Baker, Chief Financial Officer, Chief Accounting Officer, Vice President, and Secretary, until the next annual meeting or until such time as their successors have been elected and qualified. Promptly after the Closing, VR Holdings shall cause the necessary resolutions to be adopted to implement the requirements of this subparagraph.

(e) It is understood by the parties that VR Holdings does not currently have a class of preferred stock. Promptly after the Closing, VR Holdings shall take steps to amend its Certificate of Incorporation in the State of Delaware to increase its authorized shares of VR Holdings Common Stock and to create a class of preferred stock sufficient to provide for the future needs of VR Holdings.

(f) Notwithstanding anything contained in the Definitive Agreement to the contrary, in the event that the funding requirements are not satisfactorily met, VR Holdings shall have a right to rescind the Definitive Agreement, in which event any shares of the VR Holdings Common Stock, the VR Holdings Class A Preferred Stock, or the VR Holdings Class B Preferred Stock delivered to CMPP shall be cancelled and immediately returned to VR Holdings and the entire ownership interests in EETC shall be immediately returned by VR Holdings to CMPP.

(g) In the event of the Rescission, Michael H. Zhu shall be deemed to have resigned as a director and officer of VR Holdings.

(h) Such other matters as may be stated in the Definitive Agreement.

The following paragraphs of the Letter of Intent (the “Binding Provisions”) are the legally binding and enforceable agreements of VR Holdings and CMPP.

3. Access. During the period from the date the Letter of Intent is signed on behalf of CMPP (the “Signing Date”) until the date on which either party provides the other party with written notice that negotiations toward the Definitive Agreement are terminated (the “Termination Date”), each of the parties will afford the other full and free access to such party, its personnel, properties, contracts, books and records and all other documents and data, subject to the confidentiality provisions referred to or described in Paragraph 7 of the Letter of Intent.

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4. Exclusive Dealing. Until the later of 90 days after the Signing Date, or the Termination Date:

(a) CMPP will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of EETC or the ownership interests of EETC, its assets or business, in whole or in part, whether directly or indirectly, through purchase, consolidation or otherwise (other than sales of inventory in the ordinary course); and

(b) CMPP will immediately notify VR Holdings regarding any contact between CMPP or its representatives and any other person regarding any such offer or proposal or any related inquiry.

5. Conduct of Business. During the period from the Signing Date until the Termination Date, CMPP shall ensure that EETC shall operate its business in the ordinary course and refrain from any extraordinary transactions. In addition, during such period, CMPP shall ensure that EETC shall not issue any additional ownership interests.

6. Confidentiality. Except as and to the extent required by law, neither VR Holdings nor CMPP will disclose or use, and will direct its representatives not to disclose or use to the detriment of VR Holdings or CMPP, any Confidential Information (as defined below) with respect to VR Holdings or CMPP furnished, or to be furnished, by each party or its representatives to the other party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in the Letter of Intent. For purposes of this paragraph, “Confidential Information” means any information about VR Holdings or CMPP stamped “confidential” or identified in writing as such to a party hereunder to the other promptly following its disclosure, unless (a) such information is already known to the non-disclosing party or its representatives or to others not bound by a duty of confidentiality at the time of its disclosure or such information becomes publicly available through no fault of the non-disclosing party or its representatives; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Acquisition; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of either party hereunder, the other will promptly return to requesting or destroy any Confidential Information in its possession and certify in writing to the requesting party that it has done so.

7. Disclosure. Except as and to the extent required by law, without the prior written consent of the other party, neither VR Holdings nor CMPP will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between VR Holdings and CMPP or any of the terms, conditions or other aspects of the transaction proposed in the Letter of Intent. If a party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made.

8. Costs. VR Holdings and CMPP will be responsible for and bear all of their respective costs and expenses (including any broker’s or finder’s fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Acquisition.

9. Entire Agreement. The Binding Provisions constitute the entire agreement between the parties and supersede all prior oral or written agreements, understandings, representations and warranties and courses of conduct and dealing between the parties on the subject matter thereof. Except as otherwise provided in the Letter of Intent, the Binding Provisions may be amended or modified only by a writing executed by the parties.

10. Governing Law. The Binding Provisions will be governed by and construed under the laws of the State of Maryland without regard to conflicts-of-laws principles.

11. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Binding Provisions may be brought against either of the parties in the courts of Baltimore County, Maryland, or, if it has or can acquire jurisdiction, in the United States District Court located in

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Baltimore County, Maryland, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid tin the Letter of Intent. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12. Termination. The Binding Provisions will automatically terminate 90 days after the execution of the Letter of Intent by CMPP, and may be terminated earlier upon written notice by either party to the other party unilaterally, for any reason or no reason, with or without cause, at any time, provided, however, that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination. Upon termination of the Binding Provisions, the parties will have no further obligations hereunder, except as stated in Paragraphs 5, 6, 7, 8, 9, 10, 11, and 12, which will survive any such termination.

13. Counterparts. The Letter of Intent may be executed in one or more counterparts, each of which will be deemed to be an original of the Letter of Intent and all of which, when taken together, will be deemed to constitute one and the same letter. A facsimile transmission of this signed letter shall be legal and binding on all parties hereto.

14. No Liability. The provisions of Paragraphs 1 through 3 of the Letter of Intent are intended only as an expression of intent on behalf of VR Holdings and CMPP, are not intended to be legally binding on VR Holdings or CMPP and are expressly subject to the execution of an appropriate Definitive Agreement. Moreover, except as expressly provided in Paragraphs 4 through 14 (or as expressly provided in any binding written agreement that the parties may enter into in the future), no past or future action, course of conduct or failure to act relating to the Acquisition, or relating to the negotiation of the terms of the Acquisition or the Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of VR Holdings or CMPP.

An executed copy of the Letter of Intent is attached to this Form 8-K as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Letter of Intent was executed by VR Holdings, Inc., a Delaware corporation (“VR Holdings”) and China MPP Ventures, LLC, a Maryland limited liability company (“CMPP”) dated January 5, 2013.
10.2*	Letter of resignation as a director by Harry J, Conn, dated January 6, 2014.

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014.	VR HOLDINGS, INC.

By /s/ John E. Baker
John E. Baker, Chief Executive Officer

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